 M-WAVE, INC.

EXERCISE AGREEMENT

THIS EXERCISE AGREEMENT (this “Agreement”), is made as of January 26, 2007, by and among M-Wave, Inc., a Delaware corporation (the “Company”) and MAG Capital, LLC, a California limited liability company, Mercator Momentum Fund, LP, a California limited partnership, Mercator Momentum Fund III, LP, a California limited partnership, and Monarch Pointe Fund, Ltd., an international business company organized under the laws of the British Virgin Islands (collectively, the “Stockholders”).

RECITALS

WHEREAS, the Company, Ocean Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), SunFuels, Inc., a Colorado corporation (“SunFuels”), and Blue Sun Biodiesel LLC, a Colorado limited liability company and subsidiary of SunFuels (“Blue Sun”), are parties to a Merger Agreement dated as of January 26, 2007 (the “Merger Agreement”);

WHEREAS, the Stockholders are the holders of the shares of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock of the Company set forth on the signature pages hereto (collectively, the “Shares”);

WHEREAS, it is a condition to the closing of the transactions contemplated by the Merger Agreement that the Company obtain the agreement of the Stockholders to convert their Shares into shares of Common Stock of the Company (“Common Stock”) at the Blue Sun Effective Time (as defined in the Merger Agreement); and

WHEREAS, the Stockholders are entering into this Agreement to convert the Shares into Common Stock in exchange for the right to put the shares of Common Stock received upon conversion of the Shares to the Company upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein and other good and valuable consideration, the parties hereto agree as follows:

ARTICLE I
AGREEMENT TO EXERCISE OR CONVERT

Section 1.1   Agreement to Convert Shares. Each Stockholder hereby agrees to convert the Shares, held by such Stockholder into Common Stock, effective as of Blue Sun Effective Time. In furtherance of the foregoing, each Stockholder will comply with all of the terms and conditions for conversion of its Shares as set forth in the terms and conditions of the Shares, not later than the Blue Sun Effective Time. The Company will notify each Stockholder of the expected date of the Blue Sun Effective Time not later than two business days prior to the such date, which notice may be given orally or in writing. The shares of Common Stock issued upon conversion of the Shares shall be referred to herein as the “Conversion Shares”.

Section 1.2   Adjustment Upon Changes In Capitalization. In the event of any change in the Shares, by reason of any stock dividends, splits, mergers, recapitalizations or other changes in the corporate or capital structure of the Company, the number and kind of Shares subject to this Agreement shall be appropriately adjusted.

ARTICLE II
REPRESENTATIONS AND WARRANTIES
OF THE STOCKHOLDERS

Each Stockholder hereby represents and warrants to the Company as follows:

Section 2.1   Title to Shares. As of the date hereof, the Stockholder is the record or beneficial owner of the number of Shares set forth on under the Stockholder’s name on the signature pages hereto and such Shares are, or will be as of the Closing all of the shares of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock of the Company owned, either of record or beneficially, by the Stockholder. Such Shares, are and will be as of the Blue Sun Effective Time owned free and clear of any security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges or other encumbrances of any nature whatsoever other than pursuant to this Agreement, except as disclosed to the Company prior to the execution and delivery of this Agreement in writing.

Section 2.2   Authority Relative to This Agreement. The Stockholder has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Stockholder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all proceedings on the part of Stockholder necessary to authorize this Agreement or to consummate such transactions. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a legal, valid and binding obligation of the Stockholder, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 2.3   No Conflict.

(a)   Neither the execution and delivery of this Agreement nor the consummation by the Stockholder of the transactions contemplated hereby will (i) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Stockholder or by which its Shares are bound or affected or (ii) conflict with, or constitute a violation of, or constitute a default under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of its Shares, pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or its Shares are bound or affected, except for any such conflicts, violations, breaches, defaults or other occurrences that would not prevent or delay the performance by the Stockholder of its obligations under this Agreement.

(b)   The execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications would not prevent or delay the performance by the Stockholder of its obligations under this Agreement.

ARTICLE III
COVENANTS OF THE STOCKHOLDERS

Section 3.   No Inconsistent Agreements. Each Stockholder, for the benefit of the Company, hereby covenants and agrees that, except as contemplated by this Agreement, the Stockholder shall not enter into any agreement or grant a proxy or power of attorney with respect to its Shares that is inconsistent with this Agreement.

Section 3.2   Transfer Of Title. Each Stockholder, for the benefit of the Company, hereby covenants and agrees that, so long as this Agreement is in effect, the Stockholder will not transfer record or beneficial ownership of any of its Shares unless the transferee agrees in writing to be bound by the terms and conditions of this Agreement.

ARTICLE IV
STOCKHOLDER PUT RIGHTS

Section 4.1   Put Rights. Upon the occurrence of the following events the Stockholders shall have the right, in its sole discretion, to require the Company to redeem the Conversion Shares:

(a)   If at any time after the Blue Sun Effective Time the Company or any subsidiary of the Company receives cash proceeds (“Sale Proceeds”) from the sale of its existing business (a “Business Sale”) then the Stockholders shall have the right to require the Company to redeem Conversion Shares with an aggregate Redemption Price (as defined below) equal to the Sale Proceeds, or such lesser number of Conversion Shares as is determined by the Stockholders in their sole discretion.

(b)   If at any time after the Blue Sun Effective Time the Company receives cash proceeds (“Exercise Proceeds”) from the exercise of any stock options or warrants of the Company outstanding on the date hereof (an “Exercise Event”) then the Stockholders shall have the right to require the Company to redeem a number of Conversion Shares with an aggregate Redemption Price equal to the total amount of Exercise Proceeds or such lesser number of Conversion Shares as is determined by the Stockholders in their sole discretion.

(c)   If at the Blue Sun Effective Time the Company has cash in excess of its current liabilities, as reasonably determined by the Company in accordance with GAAP (“Excess Cash”), then the Stockholders shall have the right to require the Company to redeem Conversion Shares with an aggregate Redemption Price equal to the amount of such Excess Cash or such lesser number of Conversion Shares as is determined by the Stockholders in their sole discretion.

Section 4.2   Redemption Price. The redemption price per Conversion Share (the “Redemption Price”) shall be (i) $3.92 per share for the first 318,877 Conversion Shares redeemed and (ii) $3.16 per share for each Conversion Share redeemed thereafter.

Section 4.3   Put Rights Pro Rata. Conversion Shares shall be redeemed pro rata from the Stockholders based upon the following: (i) the number of shares of Series A Preferred Stock of the Company owned by each Stockholder for the first 318,877 Conversion Shares redeemed and (ii) the number of shares of Series B Preferred Stock of the Company owned by each Stockholder for all subsequent Conversion Shares redeemed.

Section 4.4   Company Notice. The Company shall provide a written notice to the Stockholders not more than five business days after the occurrence of any Business Sale or any Exercise Event. In addition, the Company shall provide an estimate of Excess Cash to the Stockholders not less than two business days prior to the Closing (as defined in the Merger Agreement).

Section 4.5   Stockholder Notice. In order to exercise its rights under this Article IV a Stockholder shall give a written notice of exercise to the Company (an “Exercise Notice”). Within five business days of receipt of an Exercise Notice, the Company shall cause its transfer agent to redeem the applicable Conversion Shares and make payment, in immediately available funds, of the aggregate Redemption Price for the redeemed Conversion Shares.

Section 4.6   Adjustment Upon Changes in Capitalization. In the event of any change in the Common Stock, by reason of any stock dividends, splits, mergers, recapitalizations or other changes in the corporate or capital structure of the Company, the number and kind of Conversion Shares subject to this Article IV and the Redemption Price shall be appropriately adjusted.

ARTICLE V
TERMINATION

Section 5.1   Termination. This Agreement shall terminate automatically upon the date on which the Company notifies the Stockholders in writing that it has abandoned the transactions contemplated by the Merger Agreement for any reason other than as the result of a breach of this Agreement by a Stockholder.

Section 5.2   Effect of Termination. In the event of the termination of this Agreement pursuant to Section 5.1 hereof, this Agreement shall forthwith become void and have no effect, without liability on the part of any party hereto or its trustees, partners, beneficiaries, directors, officers, stockholders or affiliates.

ARTICLE VI
MISCELLANEOUS

Section 6.1   Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Stockholder:	At such address as is set forth on its signature page hereto.

If to the Company:	M-Wave, Inc. 11533 Franklin Avenue Franklin Park, IL 60131 Attention: Bruce Nelson Telephone No.: (714) 974-2500 x5215 Facsimile No.: (714) 921-0683

Or its chief executive office as listed in any subsequent filings with the Securities Exchange Commission

With a copy to:

Sidley Austin LLP 555 W. Fifth Street, Suite 4000 Los Angeles, California 90013 Attention: Stephen D. Blevit, Esq. Telephone Number: (213) 896-6029 Facsimile Number: (213) 896-6600

Any party from time to time may change its address for the purposes of notices hereunder by giving written notice to the other parties hereto of such new address.

Section 6.2   Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and replaces and supersedes all prior agreements or understandings, both written and oral, among the parties hereto, relating to the conversion of the Shares.

Section 6.3   Stockholder Capacity. Each Stockholder signs solely in its capacity as the record holder and beneficial owner of the Shares set forth on its signature page hereto.

Section 6.4   Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any state or federal court of the United States located in Los Angeles County California or New York, New York, without any requirement to post a bond, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto: (a) consents to submit such party to the personal jurisdiction of any state or federal court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby; (b) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (c) agrees that such party will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than a state or federal court sitting in Los Angeles County California or New York, New York; and (d) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.

Section 6.5   Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect and shall not in any way be affected or impaired thereby so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party.

Section 6.6   Amendment. This Agreement may be amended only by a written instrument signed by each of the parties hereto.

Section 6.7   Assignment. Except as required by operation of law, this Agreement shall not be assignable by the parties hereto without the prior written consent of the other party. This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

Section 6.8   Governing Law. This Agreement shall be governed by the internal laws of the State of New York.

Section 6.9   Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 6.10   Facsimile Signatures. Any signature page delivered pursuant to this Agreement via facsimile shall be binding to the same extent as an original signature. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party that requests it.

[Signature Pages Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

M-Wave, Inc.
By:	/s/Joseph A. Turek
Name: Joesph A. Turek
Title: President and Chief Operating Officer

Monarch Pointe Fund Ltd.		Mercator Momentum Fund, L.P.

By: M.A.G. CAPITAL, LLC		By: M.A.G. CAPITAL, LLC
Its: General Partner		Its: General Partner

By:	/s/ Harry Aharonian	By:	/s/ Harry Aharonian
	Harry Aharonian		Harry Aharonian
	Portfolio Administrator		Portfolio Administrator

By:	/s/ Todd Bomberg	By:	/s/ Todd Bomberg
	Todd Bomberg		Todd Bomberg
	Chief Investment Officer		Chief Investment Officer

Shares of Series A Preferred Stock: 3,375		Shares of Series A Preferred Stock: 5,375
Shares of Series B Preferred Stock: 22,400		Shares of Series B Preferred Stock: 7,100

Mercator Momentum Fund III, L.P.

By: M.A.G. CAPITAL, LLC
Its: General Partner

		By:	/s/ Harry Aharonian
Harry Aharonian
Portfolio Administrator

		By:	/s/ Todd Bomberg
Todd Bomberg
Chief Investment Officer

Shares of Series A Preferred Stock: 3,750
Shares of Series B Preferred Stock: 40,148

SIGNATURE PAGE